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                                                                  Exhibit 10.18





                            KENDLE INTERNATIONAL INC.

                   1997 STOCK OPTION AND STOCK INCENTIVE PLAN
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                            KENDLE INTERNATIONAL INC.

                   1997 STOCK OPTION AND STOCK INCENTIVE PLAN


                                    SECTION 1

                                   OBJECTIVES

         The objectives of this 1997 Stock Option and Stock Incentive Plan are to enable Kendle International Inc. (the "Company") to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders.


                                    SECTION 2

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         2.1 "Advisor" means any person, not including Eligible Employees, who provides bona fide advisory or consultation services to the Company other than services in connection with the offer or sale of securities in a capital-raising transaction.

         2.2 "Award" means any form of Stock Option, Stock Appreciation Right, Restricted Stock Award, Unrestricted Stock Award or Performance Award granted under this Plan.

         2.3 "Award Agreement" means a written agreement setting forth the terms of an Award.

         2.4 "Award Date" or "Grant Date" means the date designated by the Committee as the date upon which an Award is granted.

         2.5 "Award Period" or "Term" means the period beginning on an Award Date and ending on the expiration date of such Award.

         2.6 "Board" means the Board of Directors of the Company.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended, or successor legislation.
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         2.8 "Committee" means the committee appointed by the Board and consisting of three or more Directors. Members of the Committee who grant awards pursuant to this Plan must qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be "outside directors" within the meaning of Code Section 162(m). To the extent Ohio law permits, the Committee may be comprised fewer than three directors.

         2.9 "Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

         2.10 "Eligible Employee" means anyone who performs services for the Company or a Subsidiary, including an officer or director of the Company or a Subsidiary; and is compensated on a regular basis by the Company or a Subsidiary. Directors who are not full-time employees of the Company or a Subsidiary are not eligible to receive Awards under this Plan, except as set forth in Subsection 6.4. Eligibility under this Plan shall be determined by the Committee.

         2.11 "Fair Market Value" means, as of any date, the average of the highest and lowest quoted selling prices of a Share as reported on the National Market System of The Nasdaq Stock Market (or such other consolidated transaction reporting system on which the Shares are primarily traded), or if the Shares were not traded on such date, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be set under procedures established by the Committee.

         2.12 "Incentive Option" means any Stock Option awarded under Section 6 of this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

         2.13 "Non-Employee Director" means any member of the Board who would not qualify as an Eligible Employee.

         2.14 "Non-Qualified Option" means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

         2.15 "Officer" means a person who is considered to be an officer of the Company under Rule 16a-1(f).

         2.16 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.
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         2.17 "Participant" means an Eligible Employee, Non-Employee Director or
Advisor to whom an Award has been made pursuant to this Plan.

         2.18 "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

         2.19 "Restricted Stock Award" means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

         2.20 "Retirement" means any termination of employment or service on the Board (other than by death or Disability) by an employee or a director who is at least 65 years of age (or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary).

         2.21 "Rule 16b-3" and "Rule 16a-1(f)" mean Securities and Exchange Commission Regulations Sect. 240.16b-3 and Sect. 240.16a-1(f) or any corresponding successor regulations.

         2.22 "Share" means one share of the Company's Common Stock.

         2.23 "Stock Appreciation Right" or "SAR" means the right to receive, for each unit of the SAR, cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the reference price per Share established on the date the SAR was granted.

         2.24 "Stock Option" or "Option" means the right to purchase Shares granted pursuant to Section 6 of this Plan.

         2.25 "Subsidiary" means any corporation, partnership, joint venture, or other entity (i) of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock (or comparable equity participation and voting power) or (ii) which the Company otherwise controls (by contract or any other means); except that when the term "Subsidiary" is used in the context of an award of an Incentive Option, the term shall have the same meaning given to it in the Code. "Control" means the power to direct or cause the direction of the management and policies of a corporation or other entity.

         2.26 "Transfer" means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" have corresponding meanings.
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                                    SECTION 3

                                 ADMINISTRATION

         3.1 This Plan shall be administered and interpreted by the Committee, except that any function of the Committee may also be performed by the Board.

         3.2 The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees and Advisors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Unrestricted Stock and
(v) Performance Awards. In particular, the Committee shall have the authority:

         (a) to select the Eligible Employees and Advisors to whom Awards may be granted;

         (b) to determine the types and combinations of Awards to be granted to Eligible Employees and Advisors;

         (c) to determine the number of Shares or monetary units which may be subject to each Award;

         (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and

         (e) to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vestings of, any outstanding Awards as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

         3.3 The Committee shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

         3.4 Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.
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                                    SECTION 4

                             SHARES SUBJECT TO PLAN

         4.1 Shares. Subject to adjustment as provided in Subsection 4.2, the aggregate number of Shares which may be issued under this Plan shall not exceed one million (1,000,000) Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

         4.2      Adjustment Provisions.

         (a) If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.

         (b) Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

         4.3 Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee, provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Award and each such holder shall have the right during such period following notice to exercise the Award as to all of the shares covered by the option


                                    SECTION 5

                                DURATION OF PLAN
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         This Plan shall continue in effect until         ,     , unless
terminated sooner by the Board pursuant to Section 12.


                                    SECTION 6

                                  STOCK OPTIONS

         6.1 Grants. Stock options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that only Non-Qualified Options may be granted to Advisors.

         6.2 Incentive Options. Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

                  (a) If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company,

                           (i) The Option Price must equal at least 110% of the
                  Fair Market Value on the date of grant; and

                           (ii) The term of the Option shall not be greater than
                  five years from the date of grant.

                  (b) The aggregate Fair Market Value of Shares, determined at the date of grant, with respect to which Incentive Stock Options that may be exercised for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

                  (c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

         6.3 Terms of Options. Except as otherwise required by Subsections 6.2 and 6.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
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                  (a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date and no Nonqualified Stock Option may be granted for an Option Price less than 95% of the Fair Market Value on the Date of Grant.

                  (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after its Award Date.

                  (c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. If and to the extent determined by the Committee at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant for at least six months prior to exercise or by reduction in the number of Shares issuable upon exercise based, in each case, on the Fair Market Value of the Common Stock on the payment date.

                  (e) Transferability of Options. Stock Options shall be Transferable as provided in Section 10 of this Plan.

         6.4      Award of Options to Non-Employee Directors.

                  (a) Grants. The Company shall make the following immediately exercisable grants of Stock Options to Non-Employee Directors under this Plan:

                           (i) On the date on which the Company consummates its
                  initial public offering of Common Stock as registered under the Securities Act of 1933, a Non-Employee Director shall automatically be granted a Non-Qualified Option for Ten Thousand (10,000) Shares.

                           (ii) On the date on which a person becomes a
                  Non-Employee Director, whether by election or appointment, that Non-Employee Director shall automatically be granted a Non-Qualified Option for [Five Thousand (5,000) Shares.]

                           (iii) Each Non-Employee Director shall automatically
                  receive a grant of a Non-Qualified Option for Five Thousand (5,000) Shares upon re-election as a member of the Board at the Company's Annual Shareholders' Meeting.
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                  (b)      Terms and Conditions of Options Granted to
                  Non-Employee Directors.

                           (i) Term. The Term of all Options shall be 10 years
                  from the Award Date of the Option.

                           (ii) Option Price. The Option Price of all Options
                  shall be the Fair Market Value of a Share on the Grant Date.

                           (iii) Method of Exercise. All Options shall be
                  exercisable within one year after the Award Date.

                           (iv) Transferability and Termination. All Options
                  shall be Transferable as provided in Section 10 of this Plan and shall terminate in accordance with Section 11 of this Plan, except that the timing provisions of Subsections 11.2 and 11.3 may not be varied by Committee determination.


                                    SECTION 7

                            STOCK APPRECIATION RIGHTS

         7.1 Grant. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A "Tandem SAR" means an SAR granted with reference to a Stock Option (the "Reference Option"). A "Non-Tandem SAR" means an SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

         7.2 Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than 10 years from its Grant Date.

         7.3 Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

         7.4 Payment. For purposes of payment of an SAR, the reference price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair
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Market Value of a Share on the Grant Date in the case of a Non-Tandem SAR. The
Committee shall determine the form of payment.

         7.5 Transferability and Termination. Stock Appreciation Rights shall be Transferable as provided in Section 11.1 of this Plan and shall terminate in accordance with Section 11 of this Plan.


                                    SECTION 8

                    RESTRICTED AND UNRESTRICTED STOCK AWARDS

         8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

         8.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

                  (a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

                  (b) Stock Powers and Custody. If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions on them shall have lapsed.

                  (c) Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

         8.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Stock to key Eligible Employees and Advisors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Shares issued on a bonus basis under this Subsection 8.3 may be issued for no cash consideration. Each certificate for unrestricted Common Stock shall be registered in the name of the Participant and delivered immediately to the Participant.
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                                    SECTION 9

                               PERFORMANCE AWARDS

         9.1      Performance Awards.

                  (a) Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either (i) Common Stock or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period (defined below) or (ii) a fixed dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

                  (b) Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

         9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section 9 shall be subject to the following terms and conditions:

                  (a) Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to any Shares covered by a Performance Award will not be paid to the Participant.

                  (b) Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

                  (c) Transferability. Performance Awards shall be Transferable as provided in Section 10 of this Plan.

                  (d) Termination of Employment or Advisory Relationship.
         Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant's employment or advisory relationship with the Company or a Subsidiary for any
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         reason during the Performance Period for a given Award, the Performance
         Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.


                                   SECTION 10

                            TRANSFERABILITY OF AWARDS

         No Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code, or by will or the laws of descent and distribution. Awards shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.


                                   SECTION 11

                                   TERMINATION

         11.1 Termination at Expiration of Term. During any period of continuous employment or business relationship with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms. For purposes of this Plan, any leave of absence approved by the Company shall not be deemed to be a termination of employment.

         11.2 Termination by Death, Disability or Retirement. If a Participant's employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship, if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one year following termination of employment (or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options) or until the expiration of the stated term of such Award, whichever period is shorter.

         11.3 Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by, or business relationship with, the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the Award will terminate on the earlier to occur of the stated expiration date or 90 calendar days after termination of the employment or business relationship. If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Award held by the Participant (or transferred by the Participant in accordance with Section 10 of this Plan) shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of 90 calendar days from the date of death of the Participant or until the expiration of the stated term of the Award, whichever occurs first.
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                                   SECTION 12

                      TERMINATION OR AMENDMENT OF THIS PLAN

         12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant; and, provided further, no amendment which would increase the number of shares available under this Plan may be made without shareholder approval.


                                   SECTION 13

                               GENERAL PROVISIONS

         13.1 No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.

         13.2 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

         13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

         13.4 Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

         13.5 Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.
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                                     - 13 -


         13.6 Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.